Single Tenant Net Industrial Lease 2690 Plymouth Drive, Oakville, Ontario THIS LEASE AGREEMENT made this 11th day of May , 1998 :



BETWEEN:

                           GPM REAL PREPERTY (7) LTD.  and
                           ENDOW (7) INC.

                           (hereinafter called the "Landlord")

                                OF THE FIRST PART

                                     - and -

                           ULTIMA DISTRIBUTION INC.

                           (hereinafter called the "Tenant")

                               OF THE SECOND PART

WITNESSETH THAT:

       WHEREAS the Landlord is the owner of the Lands and Building known municipally as 2690 PLYMOUTH DRIVE , OAKVILLE , Province of ONTARIO and has agreed to lease those Lands and the Building to the Tenant on the terms herein contained;

       NOW, THEREFORE, in consideration of the rents, covenants and agreements hereinafter contained on the part of the Tenant to be paid, observed and performed, and in consideration of the covenants and agreements hereinafter contained on the part of the Landlord to be observed and performed, the Tenant and Landlord covenant and agree with each other as follows:


                                   ARTICLE ONE

                                     DEMISE


Section 1.01 Demise: The Landlord hereby demises and leases unto the Tenant the Leased Premises upon the terms and conditions set forth herein.


                                   ARTICLE TWO

                                      TERM


Section 2.01 Term: The Tenant shall have and hold the Leased Premises for and during the term of ten (10) years and zero (0) months ("Term"), commencing on the date (the "Commencement Date") which is the later of the 1st day of June , 1998 , and the day of substantial completion of the Landlord Work as determined in Paragraph 3 of Schedule "B" hereof and fully to be completed and ended on the day prior to the tenth (10th) anniversary of the Commencement Date. In the event that the Tenant refuses or fails to provide required input or make any decisions as reasonably requested by the Landlord during the planning, design and construction of the Landlord work, the Landlord's architect shall in its sole and unfettered discretion determine the number of days of delay in planning, design and construction as a result of such delay caused by the Tenant and the Commencement Date of the Lease shall be the day of substantial completion as herein before stated less the number of days of delay of planning, design and construction as caused by the Tenant.


                                  ARTICLE THREE

                                      RENT


Section 3.01 Minimum Rent: See Schedule "B" attached hereto and forming part of this agreement.


Section 3.02 Additional Rent: The Tenant shall further pay to the Landlord, yearly and every year during the Term, as additional rent ("Additional Rent") any and all costs and expenses incurred by the Landlord in owning, maintaining, operating, repairing, insuring and managing the Leased Premises, including, without any limitation, insurance arranged by the Landlord, any Leased Premises Taxes, Tenants' Taxes and Rental Taxes payable to the relevant taxing authorities, property administration fees, cost of utilities and utility connections and services, cost of access facilities including rail siding facilities and cost of repairs (except for the exceptions mentioned in Section 8.01).

       Additional Rent shall be paid within ten (10) days after delivery of Landlord's invoices. If the Landlord so elects, instalments on account of Additional Rent shall be paid to the Landlord monthly and every month, or as otherwise specified by the Landlord, in advance at the same time as payment of Basic Rent is required hereunder, such instalments to be in the amounts estimated from time to time by the Landlord, acting reasonably, as being payable by the Tenant. If required by the Landlord the Tenant shall execute and deliver to the Landlord all documentation required by the Landlord to permit it to withdraw payments on account of the monthly instalments of Basic Rent provided for herein and, if required, the monthly instalments on account of Additional Rent, from the Tenant's bank account by automatic debits; provided that the Tenant shall deliver such further documentation as may be required by the Landlord from time to time or as may be necessitated by any change in the Tenant's bank accounts.

       Within ninety (90) days of the end of each fiscal year of the Landlord (or with respect to any component of Additional Rent which cannot be calculated within such ninety (90) day period, within ninety (90) days after the Landlord shall have received the information necessary to compute such component of Additional Rent), a final accounting and adjustment of Additional Rent for the preceding fiscal year of the Landlord shall be made, with the aggregate amount of monthly or other instalments paid on account of Additional Rent for such fiscal year being credited to the amount of Additional Rent payable by the Tenant for such year and at such time the Tenant shall pay to the Landlord the amount, if any, by which the Additional Rent payable by the Tenant for such fiscal year exceeds the instalments paid on account thereof by the Tenant, or the Landlord shall credit to future instalments of Rent payable by the Tenant the amount by which the aggregate instalments paid by the Tenant on account of Additional Rent for such fiscal year exceed the Additional Rent payable by the Tenant for such fiscal year.


Section 3.03 Accrual of Rent: Rent shall be considered as accruing from day to day hereunder, and where it becomes necessary for any reason to calculate such Rent for an irregular period of less than one year or less than one calendar month, an appropriate apportionment and adjustment shall be made, including an apportionment and adjustment of Additional Rent for the fiscal years of the Landlord in which the tenancy created hereby commences and expires. Notwithstanding the termination of this Lease, the obligation of the Tenant to pay such Additional Rent shall survive the termination hereof, and such amount shall be adjusted by the parties as soon as possible following such termination.


Section 3.04 No Set Off: The Tenant waives the benefits of provisions in present or future statutes permitting the Tenant to claim a set off against Rent or abatement of or deduction from Rent for any cause whatsoever.


Section 3.05 Payment of Rent: All Rent hereunder shall be payable in lawful money of Canada and shall be paid to the Landlord or to such party as it may from time to time direct, without notice or demand.


Section 3.06 Premises not Available: Should the Leased Premises not be available for possession by the Tenant at the time of commencement of the Term, Rent shall abate until the day the Landlord shall have delivered to the Tenant written notice that the Leased Premises are available, or the date when the Tenant commences to carry on business in the Leased Premises, whichever is earlier, it being understood and agreed that this Lease shall otherwise remain in full force and effect and the abatement of Rent hereby specified shall be accepted by the Tenant in full settlement of all claims which the Tenant might otherwise have by reason of the Leased Premises not being available on the commencement date of the Term.


Section 3.07 Net Net Lease: It is the intention of the parties that the Tenant shall be solely responsible for all the costs of operation, use, replacement, repair and maintenance of the Leased Premises, and that the Basic Rent hereunder be absolutely net to the Landlord, and accordingly, that the entire cost of owning, operating, repairing, maintaining, insuring, administering and managing the Leased Premises, whether or not specifically provided for herein, shall be borne by the Tenant as if it were owner of the Leased Premises, except to the extent of any expenses expressly stated herein to be the responsibility of the Landlord, and the Tenant covenants with the Landlord accordingly.


Section 3.08 Deposit: The Landlord acknowledges that it has received the sum of SIXTY ONE THOUSAND EIGHT HUNDRED SIX DOLLARS FORTY SEVEN CENTS ($61,806.47) inclusive of GST at 7%, to be applied against basic rent due under this agreement for the first (1st) month of the term and the balance as security as security for the performance by the Tenant of its obligations set out in this Lease. Upon any breach by the Tenant of its obligations hereunder the Landlord may at its option apply all or part of the deposit to compensate it for losses sustained by reason of such breach. The Tenant thereafter, on demand, shall restore the deposit to the original amount. After the termination of this Lease and the performance by the Tenant of all its obligations hereunder the Landlord shall return the deposit or so much of it as may then remain unapplied and be in the Landlord's hands.


                                  ARTICLE FOUR

                                   DEFINITIONS


Section 4.01  Additional Rent:  "Additional Rent" is defined in Section 3.02.


Section 4.02  Basic Rent:  "Basic Rent" is defined in Section 3.01.


Section 4.03 Building: "Building" means the building standing on the Lands, and includes all fixtures and improvements therein except fixtures and improvements installed or made by or for or at the expense of the Tenant or any subtenant.

Section 4.04 Hazardous Substances: "Hazardous Substances" as used in this Lease shall include, without limitation, flammables, explosives, radio-active materials, hazardous chemicals and wastes or substances, petroleum and petroleum products and all substances, materials, goods or gases declared or listed to be hazardous or toxic under laws or regulations now or hereafter in force.


Section 4.05 Landlord: "Landlord" means the Landlord named herein, and its successors and assigns subject, however, to the provisions of this Lease.

Section 4.06 Lands: "Lands" mean the lands shown outlined in red on Schedule "A" attached hereto and legally described as follows:

                                    Parcel Block 2-5, Section 20M-515, being part of Block 2, Plan 20M-515, designated as parts 2 and 3 on Plan 20R-9559, Oakville and include all roads, fences, sidewalks, utility facilities, parking areas, and other access or service facilities located thereon or appurtenant thereto.


Section 4.07 Leased Premises: "Leased Premises" mean the Lands and all improvements, structures, fixtures, building services, machinery, equipment, fences, walkways, paving, utility and sewage facilities and systems from time to time thereon, including without limitation the Building, and facilities upon or in the Leased Premises leased or licensed to the Landlord.

Section 4.08 Leased Premises Taxes: "Leased Premises Taxes" mean the aggregate of all Taxes payable in respect of the Leased Premises or any part thereof and all fixtures and improvements therein, including without any limitations federal or provincial paid-up capital taxes levied upon the deemed capital employed by the Landlord in the Leased Premises, and Taxes upon Tenant's Work, in every case whether payable by the Landlord, the Tenant, or any other person, firm or corporation, but excluding income taxes.


Section 4.09 Rent: "Rent" means Basic Rent, Additional Rent, and all other costs payable by the Tenant hereunder, whether to the Landlord or otherwise.


Section 4.10 Rental Taxes: "Rental Taxes" means any tax, duty, levy, assessment, rate or charge imposed upon the Landlord or Tenant which is computed having regard to or based in whole or in part directly or indirectly upon the Rent, whether existing at the date hereof or hereinafter imposed by any governmental authority, including without limitation, any tax, duty, levy, assessment, rate or charge in the nature of or similar to a value tax, business transfer tax, sales tax or goods and services tax.


Section 4.11 Taxes: "Taxes" means all taxes, rates, duties, charges, assessments, impositions, levies, charges for local improvements and/or licence fees imposed by any federal, provincial, metropolitan or municipal government, board, agency, or commission, including, without any limitations, school boards and utility commissions, whether payable by the Landlord, the Tenant or any other person, but excluding income taxes.


Section 4.12 Tenant: "Tenant" means the Tenant named herein, its successors and permitted assigns.


Section 4.13 Tenant's Taxes: "Tenant's Taxes" mean all Taxes (whether imposed upon the Landlord or the Tenant) attributable to the personal property, rental, business, income, sales or occupancy of the Tenant or any other occupant of the Leased Premises.


Section 4.14  Tenant's Work:  "Tenant's Work" is defined in Section 6.04.


Section 4.15  Term:  "Term" is defined in Article Two.


                                  ARTICLE FIVE

                                GENERAL COVENANTS


Section 5.01 Quiet Possession: The Landlord covenants with the Tenant that upon the Tenant paying the Rent and punctually observing, performing and keeping the covenants and agreements herein contained the Tenant may, subject to the terms of this Lease, peacefully possess and enjoy the Leased Premises during the Term.


Section 5.02 Tenant's General Covenants: The Tenant covenants with the Landlord:

       (a)     to pay Rent; and

       (b) to observe and perform all the covenants and obligations of the Tenant herein.


                                   ARTICLE SIX

                      USE AND OCCUPANCY OF LEASED PREMISES


Section 6.01 Use of Leased Premises: The Tenant covenants that the Leased Premises shall not be used for any purpose other than that of THE WAREHOUSING AND DISTRIBUTION AND LIGHT MANUFACTURING OF OFFICE PRODUCTS PLUS ANCILLARY OFFICES . The Tenant specifically covenants that the Leased Premises shall not be used or permitted to be used for any illegal or immoral purpose, nor any business or use which violates applicable laws or which in the opinion of the Landlord, acting reasonably, would tend to lower the character of the Leased Premises. The Tenant further covenants not to use the Leased Premises in such a way as to permit unreasonable noise, vibration, smoke, dust, debris, garbage or other potential nuisance or Hazardous Substance to emanate from the Leased Premises.


Section 6.02 Compliance with Law and Safety Standards: The Tenant covenants that it will promptly comply with, and in its use of the Leased Premises and the carrying out of any acts permitted therein by this Lease, conform to the requirements of every applicable statute, law, by-law, regulation, ordinance, order and safety standard at any time or from time to time in force or recommended to the Landlord or the Tenant during the Term affecting the Leased Premises, the Tenant's operations therein or any part thereof and/or the machinery, equipment and other facilities used in connection therewith. The Tenant will make no use of the Leased Premises, whether within the use hereinbefore permitted or not, or conduct operations upon the Leased Premises which imposes upon the Landlord any obligation to modify, extend or alter the Leased Premises or to remove or remediate Hazardous Substances or replace any part of the Leased Premises. If the Tenant shall at any time during the Term, do or permit to be done or omit to do any act or thing which shall or may result in any such obligation being imposed upon the Landlord, the Landlord may, at its option, either do or cause to be done the necessary work in order to comply with such obligation at the expense of the Tenant, or forthwith by notice in writing to the Tenant, terminate this Lease. If the Landlord shall undertake any such work to be done at the expense of the Tenant, the costs thereof, together with the Landlord's related expenses and reasonable overhead and supervision charges in respect of such work, shall be payable by the Tenant to the Landlord forthwith upon demand. In case of termination of this Lease pursuant to the provisions of this Section, the Tenant shall pay Rent to the date of surrender of possession, and in addition, shall reimburse the Landlord for any income lost to the Landlord by reason of such termination and for any costs which it incurs under any such statute, law, by-law, regulation, ordinance, order, safety standard or requirement. All costs and related expenses incurred by the Landlord under this Section and all Landlord overhead and supervision charges shall be paid by the Tenant as Additional Rent, and the obligation of the Tenant hereunder shall survive the expiry of this Lease.

Section 6.03  Fixtures, Signs:

(a) The Tenant shall not affix, install or place any signs, boardings, or posters upon the Lands or the exterior of the Building, without the prior written consent of the Landlord such consent not to be unreasonably withheld. All signs, boardings and posters of the Tenant shall only be permitted as approved by the Landlord, such consent not to be unreasonably withheld, and subject to such reasonable terms and conditions as the Landlord may determine from time to time. The Tenant covenants to remove all such signs at or before the expiry of the Term, and to make good all damage caused by those signs and their removal and to restore the Leased Premises to their original condition before the installation of such signs. The Landlord reserves the right at all times during the Term to place upon the Lands at its sole cost outdoor advertising signs.

(b) The Tenant will not bring into the Building any articles or fixtures that by reason of their weight or size might damage or endanger the structure or systems of the Building, or, any inflammable liquid or dangerous or explosive materials.

(c) All installations of fixtures made by the Tenant hereunder shall be subject to the provisions of Section 6.04 hereof.

(d) Upon the expiry of the Term, provided that the Tenant is not then in default hereunder, the Tenant may remove its trade fixtures and shall make good any damage incurred in such removal and restore the Leased Premises to the condition in which they were before the installation of such trade fixtures.

Section 6.04 Alterations, Fixtures and Improvements: The Tenant covenants that it will not make, erect or install or permit to be made, erected or installed any partitions, fixtures, leasehold improvements or alterations ("Tenant Work") in or about the Leased Premises except in accordance with all applicable statutes, by-laws, regulations and governmental and municipal requirements, and except with the prior written consent of the Landlord, such consent not to be unreasonably withheld. If the Tenant desires to make, erect or install any Tenant's Work, it shall, at the time of its application for the Landlord's consent, provide the Landlord with reasonable details of the proposed Tenant's Work and, upon the Landlord's request, shall furnish such plans, specifications and designs as shall be necessary therefore and if the Landlord gives its consent, it shall have the right, acting reasonably, to specify such terms and conditions and requirements with respect thereto as it deems reasonable and prudent including those necessary to protect the integrity of the Building and the Lands and to supervise the work and approve of the contractors, subcontractors and tradesmen employed by the Tenant. The Landlord may, by written notice to the Tenant prior to or after the termination hereof, require the removal at the expense of the Tenant, of any or all Tenant's Work and the restoration of the Leased Premises to the same condition that they were in before any such Tenant's Work was made, erected or installed, such work to be done by or at the direction of the Landlord as aforesaid. Provided that the Landlord does not require the removal of same all Tenant's Work shall become the property of the Landlord upon the termination of this lease. All costs incurred by the Landlord under this Section and all Landlord overhead and supervision charges shall be paid by the Tenant as Additional Rent.


Section 6.05 Loading and Unloading: The Tenant covenants that all loading and unloading of merchandise, supplies, materials, garbage, refuse and other chattels shall be made only through or by means of such doorways or routes as the Landlord shall designate.


Section 6.06 Cleaning and Redecorating of Building: The Tenant covenants to clean and keep tidy and presentable the interior and exterior of the Building including, without any limitations the cleaning of all windows and glass, the periodic repainting of interior and exterior surfaces where reasonably necessary or required by the Landlord, and the cleaning of the floors and walls of the Building, including janitorial services.


Section 6.07 Exterior Maintenance: The Tenant covenants to maintain the Lands and the exterior of the Building in a clean, neat and tidy condition, and to keep the Lands and the exterior of the Building free of rubbish, refuse, litter, hazardous substances and flying debris. The Tenant covenants to keep the parking areas, driveways, sidewalks, and other means of access or delivery within or to the Leased Premises (and adjacent public sidewalks to the extent required by law) free of ice and snow, and sanded where necessary, and to provide reasonable landscaping maintenance, including without limitation, periodic cutting of grass, tending of flower beds and other landscaped areas. The Tenant further covenants to provide or make all necessary maintenance and repairs to driveways, stairs, sidewalks, ditches, culverts, fences, parking areas and other access, loading and delivery and service facilities so as to keep them in a safe, clean, and proper condition for their intended purposes and not to commit or suffer any waste on the Leased Premises and not to store any materials, equipment or other articles outside the Building without the prior consent in writing of the Landlord.


Section 6.08 Heating Equipment, Etc.: The Tenant shall continuously throughout the Term, as and when reasonably necessary and in any case so as to prevent any damage to the Leased Premises, heat the Leased Premises and maintain, operate, repair, replace where necessary and pay all costs in connection with the climate control equipment and other systems forming part of the Leased Premises, including without limitation any lighting, sprinkler, security, heating, ventilating and air-conditioning equipment and systems. The Tenant shall take out and maintain contracts with contractors approved by the Landlord for the regular maintenance, repair and service of such equipment and systems, and provide the Landlord, upon request, with copies thereof and reports thereon.


Section 6.09 Utilities: The Tenant shall be entitled to use the utility services (which may include electricity, telephone, water, gas and sewer) available to the Leased Premises, and covenants to pay all costs and expenses therefore, including, without limitation, the cost of utilities consumed and the cost of maintenance, repair and replacement of any equipment, ducts, pipes and other facilities used in the supply or provision of such utilities. The Tenant shall further be responsible for the replacement and lawful disposal of, at its own expense, all electric light bulbs, tubes or ballasts serving or forming part of the said equipment.

Section 6.10 Hazardous Substances: The Tenant shall at its own cost comply with all laws, regulations and government orders or directions relating to the use, generation, manufacture, production, processing, storage, transportation, handling, release, disposal, removal or cleanup of Hazardous Substances and the protection of the environment on, under or about the Leased Premises. The Tenant shall not use or cause or permit to occur the generation, manufacture, production, processing, storage, handling, release, presence, introduction or disposal of any Hazardous Substance on, under or about the Leased Premises or the transportation to or from the Leased Premises of any Hazardous Substance except as specifically disclosed to the Landlord and permitted in this Lease. Upon the request of the Landlord during the Term, and in any event four months preceding the calendar month in which the Term expires, the Tenant shall provide to the Landlord an independent audit report, in form and substance and from qualified experts approved by the Landlord acting reasonably, regarding Hazardous Substances on, under or about the Leased Premises during the Term. Upon the demand by any governmental authority or the Landlord that removal or a cleanup be undertaken because of the presence, introduction, deposit, emission, leak, spill, discharge of Hazardous Substances at the Leased Premises during the Term the Tenant shall promptly at its own expense take all remedial action necessary to carry out a full and complete removal, cleanup and remediation in accordance with the law. No action by the Landlord and no attempt by the Landlord to mitigate damages under any law shall constitute a waiver or release of the Tenant's obligations hereunder and the Tenant shall indemnify and save harmless the Landlord from all costs and expenses incurred by the Landlord pursuant to this Lease and in respect of the Hazardous Substances and from all other damages suffered by the Landlord by reason of the Tenant's actions or default hereunder. The Tenant's obligations and liabilities hereunder shall survive the expiration of this Lease. Without having made any due inquiries, as of the execution of this Lease the Landlord is not aware of any concerns or violations with respect to environmental matters related to the Leased Premises. Upon commencement of the Term, the Landlord shall provide the Tenant with any reports with respect to the environmental condition of the Leased Premises which it may have in its possession at that time.


                                  ARTICLE SEVEN

                                    INSURANCE


Section 7.01 Tenant's Insurance: The Tenant covenants that it will take out and maintain throughout the Term, in the joint names of the Landlord and the Tenant, (protecting the Landlord in respect of claims by the Tenant as if the Landlord were separately insured and containing a waiver of subrogation against the Landlord and its agents):

       (a) comprehensive general liability insurance (including bodily injury, death and property damage) on an occurrence basis with respect to the Leased Premises and the Tenant's or others' use and occupancy thereof, and with respect to any substances escaping from the Leased Premises, in the minimum amount of $3,000,000 or such other amount as the Landlord may determine from time to time, acting reasonably; and

       (b) insurance in respect of all risks of direct physical loss or damage to tenant partitions and improvements, Tenant's Work, stock-in-trade, chattels, equipment and furniture in an amount of not less than the replacement cost thereof; and

       (c) such other insurance in amounts and upon terms reasonable for a prudent tenant to provide, as determined by the Landlord or its insurance advisers or mortgagees.

Such policies shall not be cancellable or renewal refused unless the Landlord is first given thirty (30) days notice thereof and further be with insurers and in such form, and contain such other terms, as may be approved by Landlord, acting reasonably. Copies of such policies will be delivered to Landlord at the commencement of the Term and thereafter at least 30 days prior to commencement of each insuring term. If the Tenant does not provide or maintain in force such insurance the Landlord may take out the necessary insurance and pay the premium therefore, and the Tenant shall pay such premium, together with the Landlord's service fee as Additional Rent on demand.


Section 7.02 Landlord's Insurance: The Landlord may provide for, take out and maintain, throughout the Term:

(a) insurance in respect of risks of destruction or damage to the Building to the extent of the replacement cost thereof;

(b) general liability insurance providing insurance for damage, loss of property and death or injury to persons;

(c) if the Building contains pressure vessel apparatus, boiler and machinery insurance in a reasonable amount having regard to the nature of the apparatus and the replacement cost of the Building; the Tenant covenants to advise promptly the Landlord of the existence of any pressure vessel apparatus placed or installed by it in the Leased Premises; and

(d) rental insurance against loss of Rent.

The property and boiler insurance shall, if requested by the Tenant, and if available, include waivers of subrogation by the insurer against the Tenant. The Tenant shall pay the cost of all insurance maintained by the Landlord hereunder, as well as any other insurance or insurance program provided for or arranged by the Landlord for the Leased Premises, as Additional Rent.


Section 7.03 Insurance Increase or Cancellation: The Tenant will not permit to be carried on upon the Leased Premises any activity or bring or keep anything upon the Leased Premises which will in any way increase the premium rates for Landlord's insurance or conflict with any laws, by-laws, rules or regulations applicable to the Leased Premises or with any insurance policy on the Leased Premises or any part thereof. If the rates for Landlord's insurance shall be increased as a result of any use made by the Tenant of the Leased Premises or if such insurance shall be cancelled or cancellation threatened by reason of the use made of the Leased Premises or by reason of anything done, omitted to be done, or permitted to be done within the Leased Premises, the Tenant shall pay to the Landlord the amount of such increase in insurance premiums, or, at the option of the Landlord, the Term hereby granted shall immediately terminate upon the service of notice in writing to that effect upon the Tenant. The Tenant shall promptly comply with the requirements of any insurer under any policy of insurance relating to the Leased Premises.

                                  ARTICLE EIGHT

                                     REPAIRS


Section 8.01 Tenant's Repairs: The Tenant covenants to maintain and repair the Leased Premises so often as is reasonably necessary and as would a careful, prudent owner (including, without limiting the generality of the foregoing, structural and capital repairs and replacements to and of all glass, roofs, doors, floors, walls, drains, hardware, plumbing, sewage, climate control and utility systems), but excluding reasonable wear and tear caused by the elements, damage caused by perils against which Landlord is required to be insured pursuant to Sections 7.02(a) and (c).

Section 8.02 Inspection: The Tenant covenants that the Landlord or its agents at all reasonable times may enter and view the state of repair and condition of the Leased Premises; and that the Tenant will repair according to notice in writing.


Section 8.03 Leave in Repair: The Tenant covenants to leave the Leased Premises and every part thereof well painted and in good repair and good cleanliness all as otherwise provided in this Lease, and free of all refuse, grease, oil, and Hazardous Substances.


Section 8.04 Repair of Tenant's Work: The Tenant covenants to maintain and repair all Tenant's Work, including cost of repairs or replacements occasioned by perils against which the Tenant is required to insure.


Section 8.05 Notice of Accidents, Defects: The Tenant shall give to the Landlord prompt written notice of any spill, release or presence of Hazardous Substances at the Leased Premises, or of any accident to or defect in the plumbing, water pipes, heating and/or air-conditioning apparatus, electrical equipment, any fire extinguishing or sprinkler systems, and conduits or wires, or of any damage or injury to the Leased Premises or any part thereof howsoever caused. Nothing herein shall be construed, however, so as to require repairs or remediation to be made by the Landlord except as expressly provided in this Lease.


Section 8.06 Repair Where Tenant Necessitates: If the Leased Premises, or any part thereof, becomes out of repair or damaged or destroyed through the negligence, carelessness, lack of attention, repair, replacement or misuse of or by the Tenant, its subtenants, or those for whom it is in law responsible, the expense of the necessary repairs, replacements, or alterations, to the extent not recoverable from Landlord's insurance hereunder, shall be borne by the Tenant who shall pay the same to the Landlord forthwith on demand.


Section 8.07 Fire or Other Destruction: In the event of the partial or total damage or destruction of the Building or any part thereof occasioned by a peril against which the Landlord is fully insured hereunder, such that, in the opinion of the Landlord, acting reasonably, the Leased Premises are rendered untenantable, Rent shall at once cease to accrue until the Building (excluding Tenant's Work), shall be rebuilt or repaired in a manner sufficient to again render the Leased Premises tenantable in the opinion of the Landlord, acting reasonably, but the Tenant shall forthwith pay to the Landlord the proportionate part of the then current Rent accruing up to the time of such partial or total damage or destruction. If the Building is partially damaged but, in the opinion of the Landlord, acting reasonably, the Tenant can use and occupy and obtain access to the remaining part, Rent shall abate proportionately (as designated by the Landlord, acting reasonably) to the extent of the unusable portion, from the date of the damage until the date of restoration excluding Tenant's Work. In case of total destruction of or any substantial damage to the Building by any cause whatsoever, which, in the opinion of the Landlord, reasonably arrived at, cannot be repaired within one hundred and eighty (180) days of the occurrence of such damage or destruction (or within one hundred (100) days if the damage or destruction occurs within the last two years of the Term) the Landlord may, within sixty (60) days after the occurrence of such damage or destruction, terminate this Lease by written notice to the Tenant, but in the absence of such notice, this Lease shall continue in full force and effect. Unless this Lease is terminated as aforesaid the Landlord will proceed with all reasonable diligence, to repair or restore damage or destruction referred to in this Section provided that Tenant shall proceed to repair, restore or replace Tenant Work. In doing so, the Landlord shall be entitled to make such changes to the Leased Premises as are required by relevant legislation or by-laws, and such other changes as the Landlord wishes provided they will not unreasonably and adversely affect Tenants' use and enjoyment of the Leased Premises.


                                  ARTICLE NINE

                                      TAXES


Section 9.01 Payment of Rental Taxes and Tenant's Taxes: The Tenant covenants to pay all Rental Taxes and Tenant's Taxes, as and when the same become due and payable. Where any Rental Taxes or Tenant's Taxes are payable by the Landlord to the relevant taxing authorities, the Tenant covenants to pay the amount thereof to the Landlord within five (5) business days after written demand, or as otherwise required by the Landlord.


Section 9.02 Leased Premises Taxes: The Tenant covenants to pay to the relevant taxing authorities the full amount of the Leased Premises Taxes, as and when the same become due and payable. If the Tenant wishes to contest the Leased Premises Taxes, it may do so provided that it either pays the contested taxes under protest, or deposits with the Landlord such security as the Landlord or its mortgagees may require to prevent default or jeopardy for penalty or loss. Where any of the Leased Premises Taxes are payable by the Landlord to the relevant taxing authorities, the Tenant covenants to pay the amount thereof to the Landlord within five (5) business days after written demand, or as otherwise required by the Landlord.


Section 9.03 Evidence of Tax Payment: The Tenant shall furnish to the Landlord within five (5) days after written request by the Landlord from time to time, evidence reasonably required by the Landlord confirming payment of Tenant's Taxes, Leased Premises Taxes and Rental Taxes.


Section 9.04 Payment by Landlord: The Landlord, may at its option, require the Tenant to pay Leased Premises Taxes and Rental Taxes to the Landlord as Additional Rent in accordance with the terms of this Lease, for repayment by the Landlord to the relevant taxing authorities.


                                   ARTICLE TEN

                      LICENCES, ASSIGNMENTS AND SUBLETTINGS


Section 10.01 Occupancy of Premises: The Tenant shall not permit any part of the Leased Premises to be used or occupied by any persons other than the Tenant, any subtenants permitted under this Lease, and the employees of the Tenant and any such permitted subtenant, or permit any part of the Leased Premises to be used or occupied by any licensee or concessionaire, or permit any persons to be upon the Leased Premises other than the Tenant, such permitted sub-tenants and their respective employees, customers and others having lawful business with them.


Section 10.02 Assignments and Sub-lettings: The Tenant shall not assign, mortgage or charge this Lease or sublet the whole or any part of the Leased Premises unless: (1) it shall have procured a bona fide written offer therefore to take an assignment or sublease which is not inconsistent with, and the acceptance of which would not breach any provision of this Lease if this Section is complied with, and which the Tenant has determined to accept subject to this Section being complied with, and (2) it shall have first requested and obtained the consent in writing of the Landlord thereto. Any request for such consent shall be in writing and accompanied by a true copy of such offer and the Tenant shall furnish to the Landlord all information available to the Tenant and requested by the Landlord as to the responsibility, reputation, financial standing and business and use of the proposed assignee or subtenant. Within fifteen (15) days after the receipt by the Landlord of such request for consent and of all information which the Landlord shall have requested hereunder (and if no such information has been requested, within fifteen (15) days after receipt of such request for consent) the Landlord shall have the right upon written notice to the Tenant, if the request is to assign this Lease or sublet the whole of the Leased Premises, to cancel and terminate this Lease or if the request is to assign or sublet a part of the Leased Premises only, to cancel and terminate this Lease with respect to such part, in each case as of a termination date sixty (60) days following the giving of such notice, and in such event the Tenant shall surrender the whole or part, as the case may be, of the Leased Premises in accordance with such notice and Rent shall be apportioned and paid to the date of surrender and, if a part only of the Leased Premises is surrendered, Basic Rent shall thereafter abate proportionately. If the Landlord shall not exercise the foregoing right of cancellation then the Landlord's consent to the Tenant's request for consent to assign or sublet shall not be unreasonably withheld. The Tenant shall pay all reasonable costs and fees incurred by and administration fees of the Landlord in connection with the request for consent, including legal costs. The Tenant may assign or sublet, as the case may be, only upon the terms set out in the offer submitted to the Landlord as aforesaid and not otherwise and not later than three (3) months after the Landlord's consent, and in the case of an assignment, only if the assignee covenants directly with the Landlord to assume and perform each of the covenants, obligations and agreements of the Tenant in this Lease without releasing the assignor from liability therefore and only upon execution by any or all parties hereto, including the assignee, of such other documents as may be required by the Landlord's solicitors. In the event of such assignment or subletting all monies payable by the assignee, subtenant or transferee shall, at the option of the Landlord, be paid directly to the Landlord, who shall credit the same as and when received to payments required and reserved hereunder. The Landlord shall in addition thereto be entitled to receive any excess of such monies above those monies payable and reserved hereunder. No assignment or subletting hereunder shall relieve the Tenant from its obligations and agreements hereunder.


Section 10.03 Sale of Shares: An assignment of lease shall be construed to include an amalgamation by the Tenant and the transfer of shares of the Tenant (in the event that it is a limited company) which transfer effectively transfers shareholder control of the Tenant.


                                 ARTICLE ELEVEN

                                      TITLE


Section 11.01  Subordination:

(a) The Tenant covenants that this Lease and everything herein contained shall be subordinate to any charge or charges from time to time created by the Landlord in respect of the Leased Premises or any part thereof by way of mortgage, including deeds of trust and instruments supplemental thereto. The Tenant hereby covenants and agrees that it will at any time from time to time, as required by the Landlord during the Term and any extension or renewal, give all such further assurances as may be reasonably required to evidence and effectuate this subordination of its rights and privileges hereunder to the holder or holders of any such charge or charges, provided however, that any such written subordination to any such charge created after the commencement of the Term shall be subject to the chargee agreeing to permit the Tenant to remain in possession of the Leased Premises during the Term, provided that it is not in default hereunder and further provided that the Tenant agrees to attorn to such chargee in possession of the Leased Premises, if and when required by such chargee.

(b) Without limiting the general rights of the Landlord to assign this Lease, the Landlord shall be entitled to assign this Lease and/or the Rent as security for any charge upon the Leased Premises or any part thereof, and the Tenant covenants, if requested to do so, to acknowledge in writing any notice of such assignment by the Landlord.

Section 11.02 Tenant Acknowledgements: The Tenant agrees that it will from time to time within five (5) days after written request, execute and deliver to the Landlord (and, if required by the Landlord, to any prospective or actual chargee or purchaser) a certificate in writing as to the status at that time of this Lease, including as to whether this Lease is unmodified and in full force and effect (or, if modified, stating the modification and that the same is in full force and effect as modified), the amount of the Rent then being paid hereunder, the dates to which the same, by instalments or otherwise, and other charges hereunder have been paid, whether there is any existing default on the part of the Landlord of which the Tenant has notice, whether there are any deposits or prepaid Rent, and any other matters pertaining to this Lease as to which the Landlord shall request a statement. Any statement delivered pursuant hereto may be conclusively relied upon by any prospective or actual purchaser or chargee except as to any default of the Landlord as to which the Tenant does not then have notice.

Section 11.03 Charges Against Leasehold: The Tenant covenants not to permit any builders' or other liens, mortgages or conditional sales contracts to attach to this Lease, the Leased Premises or any Tenant's Work, and that whenever and so often as any such liens, mortgages or contracts shall attach or claims or notices of lien shall be filed, the Tenant shall, within fifteen (15) days after the Tenant has notice of the claim for lien, mortgage or contract, procure the discharge or withdrawal thereof by payment or by giving security or in such other manner as is or may be required or permitted by law.


Section 11.04 No Registration: The Tenant covenants and agrees with the Landlord that it will not register a copy of this Lease. If the Tenant desires to make a registration for the purposes only of giving notice of this Lease, then the Tenant may at its cost register a caveat or notice only relating to this Lease.


Section 11.05 Sale: If the Leased Premises are sold by the Landlord the purchaser shall assume, during its period of ownership, the Landlord's covenants and agreements hereunder and the Landlord shall following such sale be released from all its covenants, obligations and agreements under this Lease.


                                 ARTICLE TWELVE

                                   LIABILITIES


Section 12.01 Responsibility of Landlord: The Tenant agrees that the Landlord shall have no obligation hereunder in respect of the supply or provision of any service or utility and the Tenant shall not be entitled to any compensation for any inconvenience, nuisance or discomfort occasioned by lack of any service or utility, or any defect in the Leased Premises.


Section 12.02 Claims for Compensation: No claim for compensation shall be made by the Tenant by reason of inconvenience, damage or annoyance arising from the necessity of repairing or remediating any portion of the Leased Premises, howsoever the necessity may arise.


Section 12.03 Theft: The Landlord shall not be liable for the theft of any property at any time in or about the Leased Premises.


Section 12.04 Damage by Wind and Other Causes: The Landlord shall not be liable for any damage to any property, fixtures or improvements at any time in, on or about the Leased Premises nor injury to persons caused by wind, escape or leakage or presence of smoke, gas, water, (including water from sprinkler systems) rain, snow, steam, chemical substances, electrical or nuclear energy, the breaking of any drain, water pipe, gas pipe, electric wire, lamp, combustion chamber, nuclear conductor or reactor, nor for any accident to goods or property of the Tenant, nor for any injury to any person or persons in, on or about the Leased Premises, however any of the above may be caused.


Section 12.05 Indemnification: Notwithstanding any other provisions of this Lease to the contrary, the Tenant shall:

(a)  be liable to the Landlord for;

(b)  indemnify  and hold  harmless the Landlord,  and its  respective  officers,
     directors,   shareholders,   partners,   agents,   advisors  and  employees
     ("Others") from and against;

any and all liabilities, claims, suits or actions costs, damages and expenses (and without limiting the generality of the foregoing, any direct losses, costs, damages and expenses of the Landlord including costs as between a solicitor and his own client) which may be brought or made against the Landlord or Others, or which the Landlord or Others may pay or incur as a result of or in connection with:

(c) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of the Tenant to be fulfilled, kept, observed and performed;

(d) any damage to property, including property of the Landlord, occasioned by the operations of the Tenant's business on, or the Tenant's occupation of, the Leased Premises;

(e) any injury to person or persons, including death resulting at any time therefrom, occasioned by the operation of the Tenant's business on, or the Tenant's occupation of, the Leased Premises;

       (f) any costs or liability related to Hazardous Substances used, deposited, released, spilled, discharged, present on or left at the Leased Premises during the Term or any renewal or extension thereof;

unless caused by the gross negligence of the Landlord or for whom the Landlord is at law responsible, such indemnity and hold harmless to survive the expiration of the Term.


                                ARTICLE THIRTEEN

                                     ACCESS

Section 13.01 Access by Landlord: The Landlord and parties authorized by the Landlord shall be permitted at any time and from time to time, to enter and to have their authorized agents, employees and contractors enter the Leased Premises for the purpose of inspection or making repairs, alterations, removals or improvement to the Leased Premises or to have access to utilities and service facilities therein contained, and the Tenant shall provide free and unhampered access for the purpose and shall not be entitled to compensation for any inconvenience, nuisance or discomfort caused thereby, but the Landlord or parties authorized by the Landlord in exercising their rights hereunder shall proceed to the extent reasonably possible so as to minimize interference with the Tenant's use and enjoyment of the Leased Premises. In the event of an emergency, the Landlord may, if the Leased Premises are unattended, enter by way of master key or forcibly, without rendering the Landlord or its agents liable therefore.

Section 13.02 Exhibit: The Tenant will permit the Landlord or its representatives to exhibit the Leased Premises at all reasonable times during the Term to prospective purchasers or mortgagees and all other persons having written authority from the Landlord. The Landlord and agents of the Landlord shall also be permitted to view or conduct tests on the Leased Premises. The Landlord shall be entitled from time to time during the Term to place a notice or sign of reasonable dimensions, reasonably placed so as not to interfere with the Tenant's business, stating that the Leased Premises are for sale or, during the last Twelve (12) months of the Term, for rent.

                                ARTICLE FOURTEEN

                                   OVERHOLDING


Section 14.01 Tenancy after Expiration: If, at the expiration of the Term or sooner termination hereof, the Tenant shall remain in possession without any further written agreement but with the express or implied consent of the Landlord, and in circumstances where a tenancy would thereby be implied by law, a tenancy from year to year shall not be created by implication of law or otherwise, but the Tenant shall be deemed to be a monthly tenant only at a monthly Basic Rent equal to one-ninth of double the Basic Rent payable in the year immediately preceding the termination hereof, and otherwise upon and subject to the same terms and conditions contained in this Lease, excepting provisions for any options or renewal, if any are contained herein, and nothing, including the acceptance of any Rent by the Landlord, shall extend to the contrary except a specific agreement in writing between the Landlord and the Tenant and the Tenant hereby authorizes the Landlord to apply any monies received from the Tenant in payment of Rent.

                                 ARTICLE FIFTEEN

                         LANDLORD'S RIGHTS AND REMEDIES


Section 15.01  Default:  If and whenever:

(a) the Rent hereby reserved, or any part thereof, is not paid when due, or there is non-payment of any other sum which the Tenant is obligated to pay under any provision of this Lease, and such default in either case shall continue for two (2) days after notice by the Landlord requiring the Tenant to rectify same; or

(b) the Term or any goods, chattels, equipment or other personal property of the Tenant, shall be taken or be exigible in execution or attachment, or if a writ of execution shall issue against the Tenant; or

(c) the Tenant shall become insolvent or commit an act of bankruptcy or become bankrupt or take the benefit of any statute that may be in force for bankrupt or insolvent debtors, or become involved in a winding-up proceeding, voluntary or otherwise, or if a receiver shall be appointed for the business, property, affairs or revenues of the Tenant, or if any governmental authority should take possession of the business or property of the Tenant; or

(d) the Tenant shall fail to commence business actively and diligently from and on the Leased Premises within sixty (60) days after commencement of the Term; or

(e) the Tenant shall make a bulk sale of its goods or move or commence, attempt or threaten to move its goods, chattels and equipment out of the Leased Premises (other than in the routine course of business); or

(f)  the Tenant shall vacate or abandon the Leased Premises in whole or in part;
     or

(g) the Tenant shall transfer or purport to transfer any portion or all of the Term or the Leased Premises without the written consent of the Landlord, in accordance with the terms of this Lease; or

(h) the Tenant shall fail to remedy any condition giving rise to cancellation, threatened cancellation, reduction or threatened reduction of coverage under any insurance policy on the Leased Premises or any part thereof within twenty four (24) hours after notice thereof by the Landlord; or

(i) the Tenant shall not observe, perform and keep any other of the covenants, agreements, provisions, stipulations and conditions herein to be observed, performed and kept by the Tenant and shall persist in such failure for ten
     (10) days after notice by the Landlord requiring that the Tenant remedy, correct, desist or comply (or in the case of any such breach which reasonably would require more than ten (10) days to rectify unless the Tenant shall commence rectification within the said ten (10) day period and thereafter promptly and diligently and continuously proceed with the rectification of the breach); (each of the foregoing subsections being an "Event of Default")

then and in any of such cases at the option of the Landlord, the full amount of the current month's and the next ensuing three (3) month's Rent shall immediately become due and payable and the Landlord may immediately distrain for the same, together with any arrears then unpaid; and the Landlord may without notice or any form of legal process forthwith take possession of the Leased Premises or any part thereof in the name of the whole and remove and sell the Tenant's goods, chattels, equipment and any other property therefrom, any rule of law or equity to the contrary notwithstanding; and the Landlord may seize and sell such goods, chattels, equipment and other property of the Tenant as are in the Leased Premises or at any place to which the Tenant or any other person may have removed them in the same manner as if they had remained and been distrained upon the Leased Premises; and such sale may be effected in the discretion of the Landlord either by public auction or by private treaty, and either in bulk or by individual item, or partly by one means and partly by another, all as the Landlord in its entire discretion may decide, and the Tenant waives and renounces the benefit of any present or future Statute or amendments thereto taking away or limiting the Landlord's right of distress.


Section 15.02 Consequences of Default:  While any Event of Default under Section
15.01 remains unremedied the Landlord may terminate this Lease and the Term by giving written notice of termination to the Tenant or by posting notice of termination at the Leased Premises, and in such event the Tenant will forthwith vacate and surrender the Leased Premises. Alternatively, the Landlord may from time to time without terminating the Tenant's obligations under this Lease, make alterations and repairs considered by the Landlord necessary to facilitate a sub-letting and sub-let the Leased Premises or any part thereof as agent of the Tenant for such term or terms and at such rent or rents and upon such other terms and conditions as the Landlord in its sole discretion considers advisable. Upon each sub-letting all rent and other monies received by the Landlord from the sub-letting shall be applied first to the payment of indebtedness other than Rent due hereunder from the Tenant to the Landlord, second to the payment of costs and expenses of the sub-letting including brokerage fees and solicitors fees and the cost of alterations and repairs, and third to the payment of Rent due and unpaid hereunder. The residue, if any, shall be held by the Landlord and applied in payment of future Rent as it becomes due and payable. If the Rent received from the sub-letting during a month and any surplus then held by the Landlord to the credit of the Tenant is less than the Rent to be paid during that month by the Tenant, the Tenant will pay the deficiency to the Landlord. The deficiency will be calculated and paid monthly. No taking of possession by the Landlord will be construed as an election on its part to terminate this Lease unless a written notice of that termination is given to the Tenant or posted as aforesaid. Despite a sub-letting without termination, the Landlord may elect at any time to terminate this Lease for a previous breach. If the Landlord so terminates this Lease, the Tenant shall pay to the Landlord on demand therefore:

(a) Basic Rent and Additional Rent accrued due up to the time of possession or termination, whichever is later, plus accelerated Rent as provided in
     Section 15.01;

(b) all costs payable by the Tenant pursuant to the provisions of this Lease up until the date of possession or termination, whichever is later;

(c) such expenses as the Landlord may incur or has incurred in connection with taking possession or terminating and re-letting, or collecting sums due or payable by the Tenant or realizing upon assets seized including without limitation brokerage expenses, legal fees and disbursements determined as between a solicitor and his own client, and including the expense of keeping the Leased Premises in good order and repairing or maintaining the same or preparing the Leased Premises for re-letting; and

(d) as liquidated damages for the loss of Rent and other income of the Landlord expected to be derived from this Lease during the period which would have constituted the unexpired portion of the Term had the Lease not been so terminated, the amount, if any, by which the rental value of the Leased Premises for such period established by reference to the terms and provisions of this Lease, exceeds the rental value of the Leased Premises for such period established by reference to the terms and provisions upon which the Landlord re-lets them, if such re-letting is accomplished within a reasonable time after termination of this Lease, and otherwise with reference to all market and other relevant circumstances. Rental value is to be computed in each case by reducing to their present worth, at an assumed interest rate of ten (10%) per cent per annum, all Rent and other amounts to become payable for such period and where the ascertainment of amounts to become payable requires the same, the Landlord may make estimates and assumptions of fact which will govern unless shown to be unreasonable or erroneous; such obligations of the Tenant to survive the termination of this Lease.


Section 15.03 Alternative Remedies: The Landlord may from time to time resort to any or all of the rights and remedies available to it in the event of any default hereunder by the Tenant, either by any provision of this Lease or by statute or the general law, all of which rights and remedies are intended to be cumulative and not alternative, and the express provisions hereof as to certain rights and remedies are not to be interpreted as excluding any other or additional rights and remedies available to the Landlord by statute or the general law. No waiver by the Landlord of any of its rights with respect to a default by the Tenant shall constitute a waiver of other rights with respect to that default or a waiver of any subsequent breach of that obligation.


Section 15.04 Landlord's Right to Perform: In addition to all other remedies the Landlord may have by this Lease or by law, if the Tenant shall make default in any of its obligations hereunder, the Landlord may, at its option, perform any such obligation after five (5) days' written notice to the Tenant (or without notice in case of an emergency), and in such event the costs of performing such obligation and all reasonable Landlord overhead and related supervision charges shall be payable by the Tenant to the Landlord on demand, together with interest at the rate of six (6%) per cent per annum in excess of the minimum lending rate to prime commercial borrowers from time to time current at any Canadian bank designated by the Landlord from the date of the performance of such obligation by the Landlord until the date of payment to the Landlord.


Section 15.05 Interest on Arrears of Rent: The Tenant covenants to pay interest computed at the rate specified in Section 15.04 upon all arrears of Rent. Such interest shall be computed from the due date(s) of such Rent until the date of payment to the Landlord.


                                 ARTICLE SIXTEEN

                               GENERAL PROVISIONS


Section 16.01 Lease Entire Agreement: It is hereby understood and agreed by and between the parties that the terms and conditions set forth herein, together with the terms and conditions set forth in any rules and regulations and exhibits, schedules and/or plans annexed hereto embrace the whole terms and conditions of the agreement entered into by the Landlord and Tenant with respect to the Leased Premises and supersede and take the place of any and all previous agreements or representations of any kind, written or verbal, heretofore made by anyone in reference to the Leased Premises or in any way affecting the Leased Premises and that any such rules and regulations and any exhibits, schedules and/or plans shall and do form a part of this Lease as fully as if the same were included in the main body hereof above the execution hereof by the parties. Each and every provision of this Lease shall be construed as a covenant and agreement. If any provision of this Lease is illegal or unenforceable, it shall be considered separate and severable from the remaining provisions of this Lease, which shall remain in force and be binding as though the said provision had never been included. This Lease may not be amended or altered except by instrument in writing formally executed by both parties, provided, however, that the Landlord shall be entitled to make and amend, and the Tenant covenants to abide by, such reasonable rules and regulations governing this Lease and the Leased Premises as are communicated to the Tenant.

Section 16.02 Notices: Any notice, statement or request herein required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been sufficiently and effectually given if signed by or on behalf of the party giving the notice and delivered or mailed by registered prepaid post (return receipt requested), in the case of notice to the Landlord, to it at the following address:

       c/o Greiner-Pacaud Management Associates
       310 Front Street West, Suite 400
       Toronto, Ontario
       M5V 3B5

as well as to Landlord's agents at the address at which Rent payments due hereunder are then being made, and in the case of notice to the Tenant, to it addressed to the Leased Premises or left at the Leased Premises or served personally on the Tenant or on one of the partners, officers, or employees of the Tenant. Any such notice given as aforesaid shall be conclusively deemed to have been given and received, if delivered, on the date of such delivery or, if mailed, on the third business day following the day upon which such notice is mailed. During periods of mail strike or stoppage all notices shall be delivered and not mailed. The Landlord may from time to time by notice to the Tenant change the address to which notices are to be mailed or delivered.


Section 16.03 Headings: The headings in this Lease are for convenience only and are not to be considered a part of it and do not in any way limit or amplify its terms and provisions.


Section 16.04 Agency: The Landlord may perform all or any of its obligations hereunder by or through such managing or other agency or agencies as it may from time to time determine and the Tenant shall, as from time to time directed by the Landlord, pay to any such agent any monies payable hereunder to the Landlord.


Section 16.05 Tenants' Acceptance: The taking of possession of the Leased Premises by the Tenant shall be deemed to be conclusive evidence that any improvements or work required to be undertaken by the Landlord has been completed to the satisfaction of the Tenant and that the Tenant has inspected and accepts the Leased Premises.


Section 16.06  Time of Essence:  Time shall be of the essence of this Lease.


Section 16.07 Applicable Law: This Lease shall be governed by and construed in accordance with the laws in force in the Province in which the Leased Premises are situate.


Section 16.08 Joint and Several: Where the Tenant is comprised of more than one person the obligations of the Tenant shall be joint and several.


Section 16.09 Railway Siding: Upon notification by the Landlord, the Tenant, in common with others entitled thereto, shall be entitled to the use and benefit of any industrial rail siding installed upon or serving the Leased Premises pursuant to a current rail siding agreement. The Tenant shall indemnify and save harmless the Landlord from any and all costs, liabilities, damages, claims, suits or actions arising out of such siding agreement or the use of such facility. The Tenant agrees to abide by the terms of the applicable rail siding agreement and to promptly pay all rental or other amounts required thereunder.


Section 16.10 Schedules: The Schedule(s) which is/are attached hereto and which is/are incorporated into and form a part of this Lease is/are as follows:

       Schedule "A" - Sketch of Lands
       Schedule "B" - Lease Renewal Option
       Schedule "C" - Office Layout

       IN WITNESS WHEREOF the parties hereto have executed this Lease Agreement as of the day, month and year first above written.


                                               GPM REAL PROPERTY (7) LTD.

                                               Per:


                                               Per:  (c/s)




                                               ENDOW (7) INC.


                                               Per:


                                               Per:  (c/s)


                                               ULTIMA DISTRIBUION INC.


                                               Per:


                                               Per:  (c/s)

                                  SCHEDULE "A"

                                 SKETCH OF LANDS

                                  SCHEDULE "B"

                               SPECIAL CONDITIONS

1.        BASIC RENT

         The Tenant shall pay to the Landlord for each and every year during the first three (3) years of the term a basic rent ("Basic Rent") in the sum of TWO HUNDRED ONE THOUSAND NINETY NINE DOLLARS AND NINETY SIX CENTS ($201,099.96) per annum, which has been calculated based on a rate of FIVE DOLLARS AND ZERO CENTS ($5.00) per square foot per annum of gross rentable area of the building, payable by equal consecutive monthly instalments in the sum of SIXTEEN THOUSAND SEVEN HUNDRED FIFTY EIGHT DOLLARS THIRTY THREE CENTS ($16,758.33) in advance on the first day of each and every month in each and every year during the first three (3) years of the term, the first of such monthly instalments to be paid on the Commencement Date; and

         The Tenant shall pay to the Landlord for each and every year during the fourth (4th) and fifth (5th) years of the term a Basic Rent in the sum of TWO HUNDRED ELEVEN THOUSAND ONE HUNDRED FIFTY FIVE DOLLARS AND ZERO CENTS ($211,155.00) per annum, which has been calculated based on a rate of FIVE DOLLARS AND TWENTY FIVE CENTS ($5.25) per square foot per annum of gross rentable area of the building, payable by equal consecutive monthly instalments in the sum of SEVENTEEN THOUSAND FIVE HUNDRED NINETY SIX DOLLARS AND TWENTY FIVE CENTS ($17,596.25) in advance on the first day of each and every month in each and every during the fourth (4th) and fifth (5th) years of the term, the first of such monthly instalments to be paid on the first day following expiry of the third (3rd) year of the term; and

         The Tenant shall pay to the Landlord for each and every year during the sixth (6th) and seventh (7th) years of the term a Basic Rent in the sum of TWO HUNDRED THIRTY ONE THOUSAND TWO HUNDRED SIXTY FOUR DOLLARS AND NINETY SIX CENTS ($231,264.96) per annum, which has been calculated based on a rate of FIVE DOLLARS AND WEVENTY FIVE CENTS ($5.75) per square foot per annum of gross rentable area of the building, payable by equal consecutive monthly instalments in the sum of NINETEEN THOUSAND TWO HUNDRED SEVENTY TWO DOLLARS AND EIGHT CENTS ($19,272.08) in advance on the first day of each and every month in each and every during the sixth (6th) and seventh (7th) years of the term, the first of such monthly instalments to be paid on the first day following expiry of the fifth (5th) year of the term; and

         The Tenant shall pay to the Landlord for each and every year during the last three (3) years of the term a Basic Rent in the sum of TWO HUNDRED FORTY ONE THOUSAND THREE HUNDRED TWENTY DOLLARS AND ZERO CENTS ($241,320.00) per annum, which has been calculated based on a rate of SIX DOLLARS AND ZERO CENTS ($6.00) per square foot per annum of gross rentable area of the building, payable by equal consecutive monthly instalments in the sum of TWENTY THOUSAND ONE HUNDRED TEN DOLLARS AND ZERO CENTS ($20,110.00) in advance on the first day of each and every month in each and every during the last three (3) years of the term, the first of such monthly instalments to be paid on the first day following expiry of the seventh (7th) year of the term; and


2.       AREA REMEASUREMENT

         Unless otherwise determined from time to time at the initiative of the Landlord by an architect selected by the Landlord, for all purposes of this lease the Building shall contain a gross area of approximately 40,220 square feet. The Basic Rent stipulated in Section 3.01 shall be calculated using the area of the Building as determined pursuant to this paragraph. In the event that the area of the Building as determined by an architect selected by the Landlord is more or less than that set forth in this paragraph, the Basic Rent shall be increased or decreased accordingly.


3.       CONFIMATORY NOTICE

         Upon substantial completion of the Landlord Work, the Landlord shall provide notice to the Tenant which shall include an Architect's Certificate determining and certifying the gross square footage area of the Building which measurement shall be determined in accordance with SIOR standards and shall include a copy of the notice publishing substantial completion of the Landlord Work which shall determine the date of substantial completion of such work. Such notice will be final and binding, except as otherwise determined herein, on the Landlord and Tenant.


4.        PRIOR ENTRY

         The Tenant shall be permitted to enter upon the Leased Premises, at its own risk and peril, upon the later of the Tenant's execution of the Lease and the receipt of notice from the Landlord that floor area of the Building designated as warehouse has been prepared and is ready for the Tenant's intended use. Such entry shall be limited to exterior areas of the Building and that floor area of the Building interior
         designated   as  warehouse   and  shall  solely  be  for  the  Tenant's
         preparation for moving in, including the installation of warehouse racking. The Tenant shall not be required to pay any Basic Rent or Additional rent, with the exception of utilities which the Landlord shall reasonably allocate to the Tenant, if any, from the date of such permitted entry upon the Leased Premises to the Commencement Date.


5.       LANDLORD WORK

         Subject to force majeure, the Landlord shall at its own expense use reasonable efforts to complete the following improvements to the premises (the "Landlord Work") prior to July 31, 1998, provided however, that the Landlord shall not be obligated to commence the Landlord Work prior to execution of the Lease by the Tenant and the Landlord shall not be held liable for any costs, damages or other liabilities incurred by the Tenant due to a delay in the commencement of the Landlord Work by virtue of the Tenant's non execution of the Lease;

         a) Ensure that the premises at time of occupancy are free of any material structural defect and the roof, plumbing, heating, air-conditioning, electrical, drainage, sprinkler, lighting and in general all systems contained herein are in good working condition and fully operational;

         b) Install slab on grade 6" thick 25 Mpa concrete floor with polypropylene fibre reinforcing in warehouse area and install slab on grade 4" concrete floor with polypropylene fibre reinforcing in office area. Finished slab to be saw cut and filled with Loadflex or equal. Seal warehouse floor using standard industrial urethane concrete floor sealer.

          c) Install electrical service of no less than 600 volts @ 600 amps;

         d) Install metal halide lights in the warehouse to provide a minimum of 35 foot candle illumination at 30" working plane above floor based on minimum standard ceiling/wall/floor reflectance values for warehouse empty space of 30/30/20;

         e) Build out new offices of approximately 4,000 sq.ft. using the following criteria, as per the layout shown outlined in red on Schedule "C" attached hereto and forming part of this agreement:

                  i) Suspended 2' x 4' ceiling tiles and T-Bar ceiling with recessed fluorescent lighting throughout, and heated and cooled by roof-mounted heating, ventilating and air-conditioning equipment;
                  ii) Floor covering to be 28 oz. carpet, colour to be chosen by Tenant based on Landlord's samples;
                  iii) Standard drywall finish complete with professional painting, color to be chosen by Tenant based on Landlord's samples;
                  iv)      Install eight (8) private offices;
                  v)       One boardroom approximately 300 sq.ft;
                  vi) Men's and Women's washrooms in compliance with applicable building codes;
                 vii) Quality of construction and finish shall be consistent with Landlord's standard office finish and shall meet all applicable fire and building codes;
                 viii) Construct block (or block and drywall) demising wall between office areas and warehouse area as shown marked in blue on Schedule "C".

         f) Truck level docks to be equipped with Pentalift or equal hinged lip manual ramp boxed model 6'6" x 7'9" with lip extended, 25,000 lbs. capacity, and to be equipped with dock seals and dock bumpers.

         The Tenant shall be solely responsible for the cost of all alterations, improvements and upgrades to the Leased Premises in excess of the Landlord work, inclusive, but not limited to, the interior office demising wall and new exterior windows as shown marked in green on Schedule "C", and the Tenant shall contract directly with the general contractor or the sub-contractor for the completion of such work.


6.       GUARANTEES AND WARRANTEES

         The Tenant shall have the right to the benefits of any warranty or guarantee, if any, granted by the General Contractor or its Sub-trades in connection with the construction of the Leased Premises.


7.       LEASE RENEWAL OPTION

         (a) If the Tenant pays the Rent and other sums payable hereunder and performs each and every one of the covenants, provisos and agreements herein contained and on the part of the Tenant to be paid and performed, punctually and in accordance with the provisions of this Lease, then the Tenant shall have the option of renewing this Lease by notice in writing given to the Landlord at least one hundred and eighty
         (180) days prior to the expiry of the Term for an additional term of five (5) years on the same terms and conditions as set forth in the Lease save and except that there shall be no further right of renewal and save and except that the yearly Basic Rent during the renewal term shall be the greater of the yearly Basic Rent in effect during the last year of the Term of this Lease, and the "Market Rent" for the Leased Premises determined as of a date which is sixty (60) days prior to the commencement of the renewal term. If the parties are unable to agree upon such Market Rent, the dispute will be resolved in the manner set out in Section (b) hereof.

         (b) In this Lease "Market Rent" shall mean the yearly fair market net rental of the Leased Premises, at the date required for determination of same, having regard to annual net rents then normally being asked for and received for land, buildings and improvements of similar value, extent and quality in the general area of the Leased Premises under net leases having a similar term as the term for which Market Rent is being determined. If the Landlord and the Tenant have not agreed to Market Rent on or before the date required for determination of same, then Market Rent shall be determined in accordance with the following provisions:

                 (i) a party wishing to have such determination shall designate a person to act as a valuer, who shall be an accredited member of the Appraisal Institute of Canada, and notify the other party of such nominee;

                 (ii) within ten (10) business days after notification of the appointment of a person under Subsection (i) hereof, the other party shall appoint a similarly qualified person to act as a valuer; if it fails to do so, the first party shall be entitled to appoint the second valuer;

                 (iii) the two valuers so appointed shall, within ten (10) business days thereafter, appoint a third similarly qualified person to act as a valuer, failing which either party shall be entitled to have such valuer appointed by a Judge of the appropriate court of the Province in which the Leased Premises are situated pursuant to the laws applicable in said Province;

                 (iv) each valuer shall make such investigations as he or she deems fit, acting as a valuer and not an arbitrator, and within fifteen (15) business days after the appointment of the third valuer, each valuer shall submit in writing to the parties simultaneously his or her best estimate of the Market Rent as of the date it is to be determined;

                 (v) the Market Rent shall be deemed to be the average of the two valuations which are numerically closest to one another; for example, assume Valuation A is $85,000.00 per annum, Valuation B is $88,000.00 per annum, and Valuation C is $87,000.00 per annum, the Market Rent shall be $87,500.00 per annum; provided however that, in the event two of the valuations are equidistant above and below the middle valuation, the middle valuation shall be the Market Rent; and

                 (vi) each party shall pay the cost of the valuer or valuers appointed by it, and the parties shall share equally the cost of the third valuer.

         Pending the determination of Market Rent, the Tenant shall continue to pay an amount equivalent to the previous yearly Basic Rent and the parties shall readjust from the date when Market Rent becomes applicable upon such determination being made.

                                  SCHEDULE "C"

                                 OFFICE LAYOUT